English Translation
Exhibit 10.13
RESTRUCTURING FRAMEWORK AGREEMENT
THIS RESTRUCTURING FRAMEWORK AGREEMENT (“this Agreement”) is made and entered into in Hangzhou, PRC as of July 1, 2010 by and among:
Sky Network: Hangzhou Sky Network Technologies Co., Ltd.
Address: 2F, No.65, Area 2, Lianzhuang Community, Puyan Sub-district, Binjiang District, Hangzhou
Postal code: 310013
Tel.: 0571 87770978
Fax: 0571 87758616
Beijing Pusida: Pusida (Beijing) Technologies Co., Ltd.
Address: Room 500, Block C, Fengyu Office Building, No.115 Fucheng Road, Haidian District, Beijing
Postal code: 100095
Tel.: 010 88135786
Fax:
Hangzhou Dianneng: Hangzhou Dianneng Technologies Co., Ltd.
Address: Room 105, 3# Building, No.1197 Bin’an Road, Hangzhou
Tel.: 0571 87770978
Fax: 0571 87758616
Mijia Technologies: Hangzhou Mijia Technologies Co., Ltd.
Address: Room 610, 2# Building, No.1197 Bin’an Road, Binjiang District, Hangzhou
Postal code: 310013
Tel.: 0571 87770978
Fax: 0571 87758616
Qinyi Zhu

Identity card number:
Address: Room 201, 65# Building, Taiziyuan, Hupan Garden, Hangzhou
Postal code: 310012
Tel.: 13588192843
Fax: 0571-87758616
Beijing Pusida, Hangzhou Dianneng, Sky Network, Mijia Technologies and Qinyi Zhu are hereinafter individually referred to as a “Party” and collectively as the “Parties”.
WHEREAS,
(1)	Sky Network is a limited liability company duly organized and validly existing under the PRC laws. As the shareholders of Sky Network, Mijia Technologies and Qinyi Zhu (collectively “Sky Shareholders”) hold the 80% and 20% equity interests in Sky Network respectively;

(2)	Beijing Pusida is a wholly foreign-owned enterprise duly organized and validly existing under the PRC laws and provides the technical support, strategic consultancy and related services for Sky Network. Currently, it is an important partner of Sky Network;

(3)	Hangzhou Dianneng is a wholly foreign-owned enterprise duly organized and validly existing under the PRC laws and capable of providing Sky Network with the technical support, strategic consultancy and related services in respect of the business field Sky Network is engaged in;

(4)	On August 1, 2007, Sky Network and Beijing Pusida entered into the Exclusive Technical Consultancy and Service Agreement (“Sky Service Agreement”), the Intellectual Property Transfer Agreement (“Sky Intellectual Property Transfer Agreement”), the Software Transfer Agreement (“Sky Software Transfer Agreement”), the Domain Name Transfer Agreement (“Sky Domain Name Transfer Agreement”) and the Intellectual Property License Agreement (“Sky Intellectual Property License Agreement”). On the same date, Sky Network and Sky Shareholders entered into the Equity Pledge Agreement (“Sky Equity Pledge Agreement”), the Exclusive Call Option Agreement (“Sky Exclusive Call Option Agreement”) and the Operation Agreement (“Sky Operation Agreement”) with Beijing Pusida. At the same time, each of the Sky Shareholders issued the irrevocable power of attorney (“Sky Power of Attorney”) to Beijing Pusida;

(5)	With the consent of Sky Network, Beijing Pusida plans to transfer its rights and obligations under the Sky Service Agreement to Hangzhou Dianneng, terminate the Sky Intellectual Property Transfer Agreement, Sky Software Transfer Agreement, Sky Domain Name Transfer Agreement and Sky Intellectual Property License Agreement already entered into with Sky Network as well as the Sky Equity Pledge Agreement, Sky Exclusive Call Option Agreement and Sky Operation Agreement already entered into with Sky Network and Sky Shareholders. At the same time, Sky Shareholders will terminate the Sky Powers of Attorney issued to Beijing Pusida;

(6)	On the signing date of the agreements stated in Paragraph (5) above, Sky Network and Sky Shareholders will enter into a complete package of agreements with Hangzhou Dianneng, including technical support and service agreement, strategic consultancy and service agreement, intellectual property license agreement, equity pledge agreement, call option and cooperation agreement and power of attorney.
NOW, THEREFORE, the Parties, abiding by the principles of sincere cooperation, equality, mutual benefit and common development and after friendly negotiations, hereby agree below:
Article 1 Modifications of Service Agreement
1.1	Beijing Pusida, Hangzhou Dianneng and Sky Network agree that Beijing Pusida will transfer all and any of its rights and obligations under the Sky Service Agreement to Hangzhou Dianneng as of the date hereof and the outstanding payment under the Sky Service Agreement will be settled by Hangzhou Dianneng directly with Sky Network by invoicing Sky Network.

1.2	Hangzhou Dianneng and Sky Network shall sign the amended and restated technical support and service agreement and strategic consultancy and service agreement according to the contents and in the forms as set out in Annex 1A and Annex 1B respectively on the date hereof.
Article 2 Modifications of Agreements Related to Intellectual Property
2.1	Sky Network and Beijing Pusida acknowledge that Sky Intellectual Property Transfer Agreement, Sky Software Transfer Agreement, Sky Domain Name Transfer Agreement and Sky Intellectual Property License Agreement have not been performed yet.

2.2	Sky Network and Beijing Pusida further acknowledge and agree that as from the date hereof, Sky Intellectual Property Transfer Agreement, Sky Software Transfer

Agreement, Sky Domain Name Transfer Agreement and Sky Intellectual Property License Agreement terminate and agree to waive all the claims and liabilities (if any) against the other Party based on or in connection with these agreements.

2.3	Hangzhou Dianneng and Sky Network shall enter into an intellectual property license agreement according to the contents and in the form as set out in Annex 2 on the date hereof and handle the filing procedures.
Article 3 Modifications of Exclusive Call Option Agreement
3.1	Sky Shareholders, Hangzhou Dianneng and Sky Network shall enter into a call option and cooperation agreement according to the contents and in the form as set out in Annex 3 on the date hereof.

3.2	Sky Shareholders, Beijing Pusida and Sky Network acknowledge and agree that as from the signing date of the call option and cooperation agreement as set forth in Article 3.1 hereof, Sky Exclusive Call Option Agreement shall terminate and unless otherwise provided in the Sky Exclusive Call Option Agreement or otherwise agreed by the Parties, all the rights and obligations of Sky Shareholders and Beijing Pusida under the Sky Exclusive Call Option Agreement shall terminate at the same time.
Article 4 Modifications of Powers of Attorney
4.1	Sky Shareholders shall issue the irrevocable powers of attorney to Hangzhou Dianneng according to the contents and in the forms as set out in Annex 4A and Annex 4B respectively on the date hereof.

4.2	As of the date of the issue by Sky Shareholders of the irrevocable powers of attorney to Hangzhou Dianneng as set forth in Article 4.1 hereof, Sky Powers of Attorney shall terminate and all the rights of Beijing Pusida under the Sky Powers of Attorney shall terminate at the same time.
Article 5 Modifications of Equity Pledge Agreement
5.1	Sky Shareholders, Hangzhou Dianneng and Sky Network shall enter into an equity pledge agreement according to the contents and in the form as set out in Annex 5 on the date hereof, register the pledge of Sky Network’s equity in Sky Network’s share register pursuant to this equity pledge agreement and handle the industrial and commercial registration procedures of the pledge. The said right of equity pledge shall take effect as of the date of industrial and commercial registration.

5.2	As of the effective date of the right of equity pledge as set forth in Article 5.1 hereof, Sky Equity Pledge Agreement shall terminate and unless otherwise provided in the Sky Equity Pledge Agreement or otherwise agreed by the Parties, all the rights and obligations of Sky Shareholders and Beijing Pusida under the Sky Equity Pledge Agreement shall terminate at the same time.
Article 6 Termination of Sky Operation Agreement
6.1	Sky Shareholders, Beijing Pusida and Sky Network acknowledge and agree that as from the date hereof, the Sky Operation Agreement shall terminate and unless otherwise provided in the Sky Operation Agreement or otherwise agreed by the Parties, all the rights and obligations of Sky Network, Sky Shareholders and Beijing Pusida under the Sky Exclusive Call Option Agreement shall terminate at the same time.
Article 7 Confidentiality
Each Party shall keep confidential the contents of this Agreement and shall not disclose to any other person or publicly announce the contents of this Agreement without the prior consent of the other parties, but the provisions of this Article shall exclude (i) any disclosure required under relevant laws or the rules of any stock exchange; (ii) any disclosure of any information that is or becomes publicly available through no fault of the disclosing Party; (iii) any disclosure made to the shareholders, legal advisers, accountants, financial consultants or other professional consultants of a Party ; or (iv) any disclosure made to the potential purchaser, other investor or debt or equity finance provider in respect of the equity/assets of a Party or any of its shareholders, provided that the receiving party shall make the suitable confidentiality undertaking.
Article 8 Notices
8.1	Any notice, request, demand or other correspondence required by or in accordance with this Agreement shall be in writing and delivered to the respective addresses of the Parties as set forth above.

8.2	The notices given by a Party hereunder shall be delivered or sent by hand delivery, registered airmail (postage prepaid), generally accepted courier service or fax to the address and/or number of the other Party. The notices shall be deemed duly served: (1) upon delivery if delivered in person; (2) on the seventh (7th) day after the date of posting (as indicated on the postmark) if delivered by registered airmail (postage prepaid); (3) on the third (3rd) day after delivery to the generally accepted courier service if delivered by courier service; (4) on the first working day after transmission if transmitted by fax.

Article 9 Dispute Resolution
9.1	Any dispute arising in connection with the interpretation or performance of the relevant provisions herein shall first be resolved by the Parties by amicable consultation. If the Parties have failed to reach a written agreement upon its occurrence, such dispute shall be referred to arbitration in accordance with the provisions hereof, which shall be final and exclusive. Except as otherwise specifically provided herein, any Party hereby expressly waives the right to submit that dispute to a court for hearing and such waiver shall be irrevocable.

9.2	The dispute will be submitted to the China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in Beijing in accordance with the CIETAC’s arbitration rules then in effect. The arbitration costs (including reasonable lawyer’s fees and expenses) shall be borne by the losing Party, unless otherwise specified in the arbitration award.
Article 10. Miscellaneous
10.1	No failure or delay by a Part in exercising any right hereunder shall be construed as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise thereof.

10.2	The headings herein contained are inserted as a matter of convenience for reference only and in no circumstance shall they be used for or affect the interpretation of the provisions herein.

10.3	The formation, validity, interpretation and performance of and resolution of disputes arising from this Agreement shall be governed by the laws of the People’s Republic of China.

10.4	The Parties hereto have entered into this Agreement for legal purposes. Each provision contained herein shall be severable and independent from any other provisions, and if at any time one or more provisions herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected as a result thereof. The Parties shall in such an instance do their best to replace the invalid, illegal or unenforceable provision with a new agreed provision, so as to realize the business purpose as close as possible to that of the invalid, illegal or unenforceable provision.

10.5	The Parties shall perform this Agreement in accordance with its terms upon effectiveness. Every amendment to this Agreement shall be made in writing and subject to the mutual consent of the Parties and also to the obtaining of necessary authorizations and approvals (if applicable) by the Parties.

10.6	In case of anything not covered herein, the Parties shall enter into a supplementary agreement as an annex hereto, which shall have the same legal effect as this Agreement.

10.7	This Agreement is executed in five originals, with each Party hereto retaining one original. All the originals shall have the same legal effect.

10.8	This Agreement shall become effective upon execution.
(REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK)

(Signature page)
IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

Hangzhou Dianneng Technologies Co., Ltd.		Pusida (Beijing) Technologies Co., Ltd.

[seal: Hangzhou Dianneng Technologies Co., Ltd.]		[seal: Pusida (Beijing) Technologies Co., Ltd.]

By:	/s/ Tao Song Name:	By:	/s/ Tao Song Name:
	Position:		Position:

Hangzhou Sky Network Technologies Co., Ltd.		Hangzhou Mijia Technologies Co., Ltd.

[seal: Hangzhou Sky Network Technologies Co., Ltd.]		[seal: Hangzhou Mijia Technologies Co., Ltd.]

By:	/s/ Tao Song

	Name:	By:	/s/ Tao Song

	Position:		Name:
Position:

Qinyi Zhu:

Signature:	/s/ Qinyi Zhu

List of Annexes
Annex 1A: Technical Support and Service Agreement
Annex 1B: Strategic Consultancy and Service Agreement
Annex 2: Intellectual Property License Agreement
Annex 3: Call Option and Cooperation Agreement
Annex 4A: Power of Attorney of Mijia Technologies
Annex 4B: Power of Attorney of Qinyi Zhu
Annex 5: Equity Pledge Agreement